Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2013 Second Quarter Results
    Gaining traction with sequential quarterly improvements compared to first quarter 2013 in revenue, gross margin and EBITDA
Attracting world-class talent, increasing emphasis on disciplined execution
__________________________________

NEW YORK, NY - July 31, 2013 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2013.

2013 Second Quarter Summary

•	Revenue of $171.4 million, down 16.3 percent from the second quarter of 2012, or 15.5 percent in constant currency. Sequentially, revenue was up 3.4 percent or 5.4 percent in constant currency.

•
Gross margin of $60.5 million, a 21.5 percent decrease from the same period last year, or 21.1 percent in constant currency. Sequentially, gross margin increased 6.8 percent or 8.8 percent in constant currency.

•
Adjusted EBITDA loss* of $2.5 million, including $0.7 million of costs related to the chief financial officer transition, as compared with positive $3.7 million in the same period last year. Sequentially, adjusted EBITDA improved 48.8 percent or 50.2 percent in constant currency.

•	Restructuring charges of $1.2 million in the second quarter of 2013, compared with $5.1 million in the second quarter of 2012 and $2.0 million in the first quarter of 2013.

•
Net loss of $5.8 million, or $0.18 per basic and diluted share, as compared with net income of $0.4 million, or $0.01 per basic and diluted share in the same period last year. Sequentially, net loss improved 29.5 percent.

* Adjusted EBITDA is defined in the segment tables at the end of this release.

“In the second quarter, our business began to stabilize and delivered sequential performance improvements. These are early indicators of progress in our efforts to return to profitability and achieve sustainable top and bottom line growth,” said Manuel Marquez, chairman and chief executive officer at Hudson. “Our results this quarter remained below that of a year ago, reflecting the challenges of implementing a transformation plan in a difficult macroeconomic environment.

"However, we believe that we are turning the corner. We had sequential growth in most markets, significant new RPO client wins, and positive momentum in Legal eDiscovery. Most importantly, we have attracted world-class talent to reinforce our leadership team. We enter the next stage of our transformation with a well-equipped organization to drive disciplined execution and deliver on the promise of our long-term strategy.”

Stephen Nolan, chief financial officer at Hudson, stated, “Our priorities are identifying opportunities to increase our top-line, improve our operating margin, and drive more effective execution. We were pleased to unlock $2 million in annual cost savings in our European operations. We are assessing the company's plan to put Hudson on the right path to profitability, and I am working with the team to accelerate the company's progress.”

Regional Highlights

Americas

Hudson Americas' gross margin decreased 25 percent in the second quarter as compared with the same period in 2012. Sequentially, gross margin increased 14 percent, led by strong advances in permanent placement in both the IT and RPO practices. The quarterly decline versus prior year was driven primarily by a 32 percent reduction in eDiscovery gross margin, though the business grew sequentially with contractor levels increasing 16 percent from April to June. RPO gross margin decreased 30 percent compared with the second quarter of 2012, which included revenue from a large client lost during that quarter, which we expect to be offset going forward by several recent new business wins. Actions taken to reduce costs delivered SG&A* and headcount reductions of 18 percent and 22 percent, respectively, from the same period a year ago, offsetting a significant portion of the gross margin decline from the same quarter a year earlier. Adjusted EBITDA was $1.5 million for the second quarter, or 4.1 percent of revenue, compared with $2.5 million, or 5.4 percent of revenue for same quarter a year ago and a loss of $0.4 million in the first quarter of 2013.

Asia Pacific

Continuing uncertainties and reduced hiring in Australia, along with lower demand from and within China contributed to a gross margin decline of 23 percent in constant currency in Asia Pacific from the prior year period. On a sequential basis, gross margin increased 17 percent in constant currency in the second quarter, led by growth in permanent recruitment and a strong quarter in RPO. Actions taken to reduce costs resulted in an SG&A* decline of 16 percent and headcount decline of 13 percent from the same period last year, offsetting 62 percent of the gross margin decline. The region delivered adjusted EBITDA of $0.7 million, or 1.1 percent of revenue, down from $3.7 million, or 4.8 percent of revenue in the second quarter of 2012 and as compared with a loss of $0.4 million in the first quarter of this year.

Europe

European gross margin declined 18 percent in constant currency compared with the second quarter of 2012. Sequentially, gross margin increased slightly from the first quarter of 2013 in constant currency, with growth in most continental European markets. Gross margin in the U.K. experienced declines from the same quarter in the prior year in both temporary and permanent recruitment, down 16 percent and 15 percent respectively in constant currency. In continental Europe, reduced hiring activity continued to impact permanent recruitment, down 25 percent in constant currency. The Netherlands and Spain delivered profitable EBITDA amidst a difficult economic backdrop. The company executed a restructuring and renegotiated its major lease agreement in France, which will result in approximately $2 million in annual cost savings. Actions taken to address costs across Europe resulted in SG&A* and headcount reductions of 11 percent and 16 percent, respectively, from the same period a year ago, offsetting 59 percent of the gross margin decline. Adjusted EBITDA of $0.1 million was down from $2.4 million or 3.0 percent of revenue for the quarter a year ago, and up slightly sequentially.

* SG&A does not include non-operating expenses and rent redundancy. Refer to the Segment Analysis later in this document for reconciliation.

Experienced Talent Joining Hudson

Hudson has continued to attract world-class industry executives to take leadership roles in the company.

•	Anthony Martin and Tony Caputo joined Hudson Americas in July to help accelerate top line growth.

◦
Anthony Martin joins as EVP, RPO and Talent Management Americas. Previously, he held roles leading product development, service delivery and global strategy for the managed services business of the SourceRight division of Randstad.

◦
Tony Caputo joins as SVP, Sales and Business Development for the Hudson Legal eDiscovery practice. Previously, he was General Manager of the Perceptiv and Governance divisions and led Global Sales at Recommind, one of Hudson's technology partners.

•
Alexis de Bretteville joined to lead Hudson's French business. Previously, he spent 20 years at Michael Page, where he was most recently a member of their Global Executive Board and Regional Managing Director of the Americas.

Liquidity and Capital Resources

The company ended the second quarter of 2013 with $64.1 million in liquidity, composed of $28.3 million in cash and $35.8 million in availability under its credit facilities. This compares with $28.9 million in cash and $51.3 million in availability under its credit facilities at the end of the second quarter of 2012. The company used $3.4 million in cash flow from operations during the quarter. The company had $0.7 million in outstanding borrowings at the end of the second quarter.

Business Outlook

Given the slower seasonal period of the third quarter and current economic conditions, the company expects third quarter 2013 revenue of between $165 million to $175 million and adjusted EBITDA to be between negative $3 million and negative $5 million at prevailing exchange rates before restructuring charges. The company anticipates the remaining $0.8 million of board approved restructuring charges to be incurred in the second half of 2013. In the third quarter of 2012, revenue was $187.9 million and adjusted EBITDA was $1.5 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. With approximately 2,000 people in approximately 20 countries, and relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; risks in collecting the company's accounts receivable; the negative cash flows and operating losses that the company has experienced from time to time in the past may reoccur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company's exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$171,360	$204,838	$337,037	$405,428
Direct costs	110,856	127,770	219,857	255,152
Gross margin	60,504	77,068	117,180	150,276
Operating expenses:
Selling, general and administrative expenses	63,023	73,535	124,613	147,998
Depreciation and amortization	1,656	1,610	3,304	3,115
Business reorganization expenses	1,249	5,090	3,231	6,030
Total operating expenses	65,928	80,235	131,148	157,143
Operating income (loss)	(5,424)	(3,167)	(13,968)	(6,867)
Non-operating income (expense):
Interest income (expense), net	(155)	(189)	(300)	(349)
Other income (expense), net	(94)	(369)	177	(375)
Income (loss) before provision for income taxes	(5,673)	(3,725)	(14,091)	(7,591)
Provision for (benefit from) income taxes	138	(4,119)	(39)	(4,765)
Net income (loss)	$(5,811)	$394	$(14,052)	$(2,826)
Earnings (loss) per share:
Basic	$(0.18)	$0.01	$(0.43)	$(0.09)
Diluted	$(0.18)	$0.01	$(0.43)	$(0.09)
Weighted-average shares outstanding:
Basic	32,717	32,122	32,532	31,956
Diluted	32,717	32,486	32,532	31,956

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$28,307	$38,653
Accounts receivable, less allowance for doubtful accounts of $1,145 and $1,167, respectively	103,586	107,216
Prepaid and other	11,549	11,543
Total current assets	143,442	157,412
Property and equipment, net	16,675	20,050
Deferred tax assets, non-current	9,540	9,816
Other assets	5,704	6,190
Total assets	$175,361	$193,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,144	$9,292
Accrued expenses and other current liabilities	57,110	55,960
Short-term borrowings	659	—
Accrued business reorganization expenses	3,191	1,916
Total current liabilities	70,104	67,168
Other non-current liabilities	6,389	7,853
Deferred rent and tenant improvement contributions	6,813	8,061
Income tax payable, non-current	3,847	3,845
Total liabilities	87,153	86,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,321 and 33,100 shares, respectively	33	33
Additional paid-in capital	474,904	473,372
Accumulated deficit	(401,079)	(387,027)
Accumulated other comprehensive income	15,193	20,536
Treasury stock, 204 and 79 shares, respectively, at cost	(843)	(373)
Total stockholders’ equity	88,208	106,541
Total liabilities and stockholders' equity	$175,361	$193,468

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,327	$62,869	$71,164	$—	$171,360
Gross margin, from external customers	$9,245	$24,276	$26,983	$—	$60,504
Adjusted EBITDA (loss) (1)	$1,542	$713	$87	$(4,856)	$(2,514)
Business reorganization expenses (recovery)	325	—	556	368	1,249
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	825	490	1,686	(2,908)	93
EBITDA (loss) (1)	$386	$223	$(2,155)	$(2,316)	$(3,862)
Depreciation and amortization expenses					1,656
Interest expense (income), net					155
Provision for (benefit from) income taxes					138
Net income (loss)					$(5,811)

For The Three Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,487	$76,926	$82,425	$—	$204,838
Gross margin, from external customers	$12,359	$31,901	$32,808	$—	$77,068
Adjusted EBITDA (loss) (1)	$2,452	$3,720	$2,440	$(4,887)	$3,725
Business reorganization expenses (recovery)	749	1,007	3,149	185	5,090
Office integration expense and (gains) on disposal of business	—	190	—	—	190
Non-operating expense (income), including corporate administration charges	945	1,901	1,596	(4,071)	371
EBITDA (loss) (1)	$758	$622	$(2,305)	$(1,001)	$(1,926)
Depreciation and amortization expenses					1,610
Interest expense (income), net					189
Provision for (benefit from) income taxes					(4,119)
Net income (loss)					$394

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore,EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,223	$56,201	$72,254	$—	$165,678
Gross margin, from external customers	$8,144	$21,492	$27,041	$—	$56,677
Adjusted EBITDA (loss) (1)	$(357)	$(426)	$(112)	$(4,017)	$(4,912)
Business reorganization expenses (recovery)	(17)	102	1,871	26	1,982
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	607	339	1,469	(2,685)	(270)
EBITDA (loss) (1)	$(947)	$(867)	$(3,452)	$(1,358)	$(6,624)
Depreciation and amortization expenses					1,648
Interest expense (income), net					146
Provision for (benefit from) income taxes					(177)
Net income (loss)					$(8,241)

For The Three Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,102	$73,437	$75,334	$—	$187,873
Gross margin, from external customers	$9,587	$29,852	$28,227	$—	$67,666
Adjusted EBITDA (loss) (1)	$758	$4,736	$649	$(4,614)	$1,529
Business reorganization expenses (recovery)	282	190	1,048	—	1,520
Office integration expense and (gains) on disposal of business	—	(64)	—	—	(64)
Non-operating expense (income), including corporate administration charges	865	1,222	1,766	(4,443)	(590)
EBITDA (loss) (1)	$(389)	$3,388	$(2,165)	$(171)	$663
Depreciation and amortization expenses					1,672
Interest expense (income), net					161
Provision for (benefit from) income taxes					995
Net income (loss)					$(2,165)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$74,549	$119,070	$143,418	$—	$337,037
Gross margin, from external customers	$17,389	$45,768	$54,023	$—	$117,180
Adjusted EBITDA (loss) (1)	$1,184	$285	$(25)	$(8,871)	$(7,427)
Business reorganization expenses (recovery)	308	102	2,427	394	3,231
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	1,430	827	3,155	(5,589)	(177)
EBITDA (loss) (1)	$(560)	$(644)	$(5,607)	$(3,676)	$(10,487)
Depreciation and amortization expenses					3,304
Interest expense (income), net					300
Provision for (benefit from) income taxes					(39)
Net income (loss)					$(14,052)

For The Six Months Ended June 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$90,656	$151,189	$163,583	$—	$405,428
Gross margin, from external customers	$24,189	$61,214	$64,873	$—	$150,276
Adjusted EBITDA (loss) (1)	$2,727	$5,842	$3,855	$(9,640)	$2,784
Business reorganization expenses (recovery)	769	1,074	3,869	318	6,030
Office integration expense and (gains) on disposal of business	—	506	—	—	506
Non-operating expense (income), including corporate administration charges	1,691	3,632	3,377	(8,325)	375
EBITDA (loss) (1)	$267	$630	$(3,391)	$(1,633)	$(4,127)
Depreciation and amortization expenses					3,115
Interest expense (income), net					349
Provision for (benefit from) income taxes					(4,765)
Net income (loss)					$(2,826)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2013	2012
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$37,327	$45,487	$(8)	$45,479
Hudson Asia Pacific	62,869	76,926	(989)	75,937
Hudson Europe	71,164	82,425	(1,002)	81,423
Total	$171,360	$204,838	$(1,999)	$202,839
Gross margin:
Hudson Americas	$9,245	$12,359	$(7)	$12,352
Hudson Asia Pacific	24,276	31,901	(312)	31,589
Hudson Europe	26,983	32,808	(98)	32,710
Total	$60,504	$77,068	$(417)	$76,651
SG&A and other non-operating income (expense) (1):
Hudson Americas	$8,534	$10,846	$(8)	$10,838
Hudson Asia Pacific	24,033	30,263	(68)	30,195
Hudson Europe	28,615	31,979	(5)	31,974
Corporate	1,935	816	—	816
Total	$63,117	$73,904	$(81)	$73,823
Business reorganization expenses:
Hudson Americas	$325	$749	$—	$749
Hudson Asia Pacific	—	1,007	(73)	934
Hudson Europe	556	3,149	51	3,200
Corporate	368	185	—	185
Total	$1,249	$5,090	$(22)	$5,068
Operating income (loss):
Hudson Americas	$961	$1,426	$1	$1,427
Hudson Asia Pacific	(114)	1,730	(158)	1,572
Hudson Europe	(888)	(1,062)	(62)	(1,124)
Corporate	(5,383)	(5,261)	2	(5,259)
Total	$(5,424)	$(3,167)	$(217)	$(3,384)
EBITDA (loss):
Hudson Americas	$386	$758	$—	$758
Hudson Asia Pacific	223	622	(170)	452
Hudson Europe	(2,155)	(2,305)	(147)	(2,452)
Corporate	(2,316)	(1,001)	—	(1,001)
Total	$(3,862)	$(1,926)	$(317)	$(2,243)

(1)
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (Continued)
(in thousands)
(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$37,327	$37,223	$(4)	$37,219
Hudson Asia Pacific	62,869	56,201	(2,426)	53,775
Hudson Europe	71,164	72,254	(663)	71,591
Total	$171,360	$165,678	$(3,093)	$162,585
Gross margin:
Hudson Americas	$9,245	$8,144	$(3)	$8,141
Hudson Asia Pacific	24,276	21,492	(829)	20,663
Hudson Europe	26,983	27,041	(247)	26,794
Total	$60,504	$56,677	$(1,079)	$55,598
SG&A and other non-operating income (expense) (1):
Hudson Americas	$8,534	$9,105	$(5)	$9,100
Hudson Asia Pacific	24,033	22,237	(627)	21,610
Hudson Europe	28,615	28,647	(264)	28,383
Corporate	1,935	1,330	2	1,332
Total	$63,117	$61,319	$(894)	$60,425
Business reorganization expenses:
Hudson Americas	$325	$(17)	$—	$(17)
Hudson Asia Pacific	—	102	(6)	96
Hudson Europe	556	1,871	34	1,905
Corporate	368	26	—	26
Total	$1,249	$1,982	$28	$2,010
Operating income (loss):
Hudson Americas	$961	$(592)	$1	$(591)
Hudson Asia Pacific	(114)	(1,359)	(156)	(1,515)
Hudson Europe	(888)	(2,388)	23	(2,365)
Corporate	(5,383)	(4,203)	—	(4,203)
Total	$(5,424)	$(8,542)	$(132)	$(8,674)
EBITDA (loss):
Hudson Americas	$386	$(947)	$2	$(945)
Hudson Asia Pacific	223	(867)	(201)	(1,068)
Hudson Europe	(2,155)	(3,452)	(17)	(3,469)
Corporate	(2,316)	(1,358)	—	(1,358)
Total	$(3,862)	$(6,624)	$(216)	$(6,840)

(1)
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).